EXHIBIT 3.1

EXEMPTED *Company Registered and filed as No. 415761 On 12-Nov-2024*

Assistant Registrar

THE CAYMAN ISLANDS

THE COMPANIES ACT
(AS AMENDED)

Memorandum of Association

of

Dbim Holdings Limited

ICS Corporate Services (Cayman) Limited
3-212 Governors Square
23 Lime Tree Bay Avenue
P.O. Box 30746, Seven Mile Beach
Grand Cayman KY1-1203
Cayman Islands

Auth Code: G84194574944
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Dbim Holdings Limited

Registered Company No 415761

(Company)

Written resolutions by all of the shareholders of the Company dated July15th 2025

1	Subdivision of Shares and Surrender of Shares

1.1

It is noted that the Company intends to change its share capital of the Company,

from: USD50,000 divided into 500,000,000 ordinary shares of USD0.0001 each, among which 15,000,000 ordinary shares of par value USD0.0001 each are issued,

to: USD50,000 divided into 1,000,000,000 ordinary shares of USD0.00005 each, among which 30,000,000 ordinary shares of par value USD0.00005 each are issued.

1.2	It is resolved as a special resolution that:

(a)

each of the 15,000,000 issued ordinary shares in the capital of the Company with a par value of USD0.0001 each is subdivided into 30,000,000 ordinary shares with a par value of USD0.00005 each (each an Ordinary Share); and

(b)	the authorised share capital of the Company be changed to USD50,000 divided into 1,000,000,000 ordinary shares of USD0.00005 each.

(Resolutions 1.2(a) and (b) are collectively referred to as the Share Sub-division.)

1.3	It is noted that, upon completion of the Share Sub-division:

(a)

each Shareholder will surrender, and the Company intends to accept the surrender of such number of Ordinary Shares (the Surrendered Shares) as set forth next to the name of each Shareholder in the table below (each, a Share Surrender, collectively the Share Surrenders):

Name of Surrendering Shareholder	No. of Shares immediately before Share Sub-division	No. of Shares immediately after Share Sub-division	No. of Surrendered Shares	No. of Shares after Share Sub-division and Surrender
Loong Gulf Holdings Group Limited大龙湾控股集团有限公司	12,000,000	24,000,000	4,000,000	20,000,000
Celest Management Limited	675,000	1,350,000	225,000	1,125,000
Eco Investment Limited	450,000	900,000	150,000	750,000
Marchill Management Limited	300,000	600,000	100,000	500,000
InnoVent Limited	525,000	1,050,000	175,000	875,000
Sonix Investment Limited	450,000	900,000	150,000	750,000
WLL Investment Limited	600,000	1,200,000	200,000	1,000,000
Total:	15,000,000	30,000,000	5,000,000	25,000,000

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(b)	the Surrendered Shares are to be respectively surrendered back to the Company by each Shareholder for no consideration;

(c)

the Surrendered Shares are to be surrendered pursuant to Paragraph (1) of Section 37B of Part III of the Companies Act (As Revised) of the Cayman Islands (the Statutory Surrender Provision), which allows for a company to acquire its own shares for no consideration by way of surrender by the person holding the shares in question;

(d)	for shares to be surrendered pursuant to the Statutory Surrender Provision those shares must be fully paid, and for these purposes it is confirmed that the Surrendered Shares are fully paid;

(e)	upon surrender of the Surrendered Shares the Company does not wish to hold the Surrendered Shares as treasury shares, and therefore the Surrendered Shares will be cancelled on surrender; and

(f)	with the above transaction in mind, letters addressed to the Company executed by each Shareholder have been examined and approved by each of the directors of the Company (the Share Surrender Letters).

1.4

It is resolved as an ordinary resolution that, upon completion of the Share Sub-division: (i) each Share Surrender and each Share Surrender Letter be and hereby are accepted and approved by the Company, (ii) the Surrendered Shares be immediately cancelled upon their surrender, and (iii) any one director of the Company be and is hereby authorised to execute and deliver, in the name of and on behalf of the Company, the Share Surrender Letters and any such agreement, instrument, certificate, consent or other document (including as a deed and whether by affixation of the Company's seal or under hand) as such director may deem necessary or appropriate in connection with the Share Surrenders or to otherwise carry out the purpose of these resolutions.

1.5	It is resolved as an ordinary resolution that, upon completion of the Share Sub-division and the Share Surrenders

(a)	the registered office provider of the Company be instructed to update the register of members of the Company to reflect the Share Sub-division and Share Surrenders; and

(b)	if applicable, the existing shares certificates for the shares being subdivided and/or surrendered be called in and cancelled, and that new share certificates be issued.

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2	Amendment to the M&A

2.1	It is further resolved as a special resolution that, upon completion of the Share Sub-division:

(a)	paragraph 7 of the Company's memorandum of association be deleted and replaced with the following:

"The authorised share capital of the Company is USD50,000.00 divided into 1,000,000,000.00 Ordinary Shares of USD0.00005 each, with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.";

(b)	article 6 of the Company's articles of association be deleted and replaced with the following:

"The authorised share capital of the Company at the date of adoption of these Articles is USD50,000.00 divided into 1,000,000,000.00 Ordinary Shares of USD0.00005 each"; and

(c)	the registered office provider of the Company be and is hereby authorised to make all necessary filings with the Registrar of Companies in the Cayman Islands in respect the foregoing resolutions.

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3	General Authorisation

3.1

It is resolved as an ordinary resolution that, in connection with or to carry out the actions contemplated by the foregoing resolutions, any director, officer or (if applicable) any attorney or duly authorised signatory of the Company (any such person being an Attorney or Authorised Signatory respectively) be, and such other persons as are authorised by any of them be, and each hereby is, authorised, in the name and on behalf of the company, to do such further acts and things as any director or officer or such duly authorised other person shall deem necessary or appropriate, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to sign, make, execute, deliver, issue or file (or cause to be signed, made, executed, delivered, issued or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents or waivers and all amendments to any such agreements, documents, instruments, certificates, consents or waivers and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable in order to carry out the intent of the foregoing resolutions, the authority for the doing of any such acts and things and the signing, making, execution, delivery, issue and filing of such of the foregoing to be conclusively evidenced thereby.

4	Ratification of prior actions

4.1

It is resolved as an ordinary resolution that any and all actions of the Company, or of any director or officer or any Attorney or Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and are hereby ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval and approved by, all of the members prior to such action being taken.

These written resolutions may be signed in any number of counterparts, all of which taken together constitute one and the same document, and these written resolutions are effective when the last signatory signs them.

[Signature pages follow]

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For and behalf of Loong Gulf Holdings Group Limited大龙湾控股集团有限公司	For and behalf of Celest Management Limited

/s/Jianfeng Feng	/s/ Run Peng
Name: JIANFENG FENG	Name:RUN PENG
Title: Director	Title: Director

For and behalf of Eco Investment Limited	For and behalf of Marchill Management Limited

/s/ Qiu Gao	/s/ Yin Huang
Name:QIU GAO	Name:YIN HUANG
Title: Director	Title: Director

For and behalf of InnoVent Limited	For and behalf of Sonix Investment Limited

/s/ Zhanhong Lu	/s/ Jun Zhu
Name:ZHANHONG LU	Name:JUN ZHU
Title: Director	Title: Director

For and behalf of WLL Investment Limited

/s/ Wei Zhu
Name:WEI ZHU
Title: Director

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

Assistant Registrar

THE COMPANIES ACT
(AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Dbim Holdings Limited

1. The name of the Company is Dbim Holdings Limited.

2. The registered office will be situated at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Amended) or any other law of the Cayman Islands and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

4. The Company shall not be permitted to carry on any business where a licence is required under the laws of the Cayman Islands to carry on such a business until such time as the relevant licence has been obtained.

5. As an exempted company, the Company's operations will be carried on subject to the provisions of Section 174 of the Companies Act (As Amended).

6. The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder's share.

Auth Code: G84194574944
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EXEMPTED *Company Registered and filed as No. 415761 On 12-Nov-2024*

Assistant Registrar

8. The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9. Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

The Subscriber whose name and address is subscribed herein is desirous of being formed into a Company limited by shares and in pursuance of this Memorandum of Association, the Subscriber agrees to take the shares in the capital of the Company set opposite their name.

Name and Address of Subscriber	**Occupation**	**Number of shares Taken by Subscriber**
ICS Corporate Services (Cayman) Limited 3-212 Governors Square 23 Lime Tree Bay Avenue P.O. Box 30746, Seven Mile Beach Grand Cayman KY1-1203 Cayman Islands	Company	One Ordinary Share

Signed by Dandan Li as an authorised signatory for and on behalf of
ICS Corporate Services (Cayman) Limited

Sixin Hao
Witness

DATED the day of 12th November 2024

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CAYMAN ISLANDS GOVERNMENT
Stamp Duty PAID
CI$50.00
12-Nov-2024

GENERAL REGISTRY CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

THE CAYMAN ISLANDS

THE COMPANIES ACT
(AS AMENDED)

Articles of Association

of

Dbim Holdings Limited

ICS Corporate Services (Cayman) Limited
3-212 Governors Square
23 Lime Tree Bay Avenue
P.O. Box 30746, Seven Mile Beach
Grand Cayman KY1-1203
Cayman Islands

Auth Code: F92750211134
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GENERAL REGISTRY CAYMAN ISLANDS

EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

Assistant Registrar

THE COMPANIES ACT
(AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Dbim Holdings Limited

TABLE A

The Regulations contained or incorporated in Table A in the First Schedule to the Companies Act (As Amended) shall not apply to the Company and the following Regulations shall comprise the Articles of Association of the Company:

INTERPRETATION

1. In these Articles of Association the following terms shall have the meanings set opposite unless the context otherwise requires:-

"Articles"	means these Articles of Association.
"the Auditors"	means the auditors of the Company for the time being, if appointed.
"Companies Act"	means the Companies Act (As Amended).
"Company"	means Dbim Holdings Limited.
"Directors" and "Board of Directors"	means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof.
"Electronic Record"	has the meaning given to that expression in the Electronic Transactions Law Act (Revised), as amended from time to time.
"in writing"	means written, printed, lithographed, Electronic Record, photographed or telexed or represented by any other substitute for writing or partly one and partly another.
"Memorandum of Association"	means the Memorandum of Association of the Company, as amended from time to time.

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***EXEMPTED** Company Registered and filed as No. 415761 On 12-Nov-2024*

Assistant Registrar

"Ordinary Resolution" means a resolution:

a. passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

b. approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments signed in the aggregate by all of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is signed.

"Ordinary Share" means an ordinary voting share in the capital of the Company.

"paid up" includes credited as paid up.

"Registered Office" means the registered office of the Company as provided in Section 50 of the Companies Act.

"Register of Members" means the register to be kept by the Company in accordance with Section 40 of the Companies Act.

"Seal" means the Common Seal (if any) of the Company including any facsimile thereof for use outside of the Cayman Islands.

"Secretary" means any person appointed by the Directors to perform any of the duties of the secretary of the Company including any assistant secretary.

"share" means a share of any class in the capital of the Company.

"Shareholder" means a person whose name is entered in the Register of Members.

"signed" includes a signature or representation of a signature affixed by mechanical means.

"Special Resolution" means a resolution passed in accordance with Section 60 of the Companies Act, being a resolution:

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GENERAL REGISTRY CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

a. passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing such a majority to the number of votes to which each Shareholder is entitled; or

b. approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments signed in the aggregate by all of the Shareholders and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

2. In these Articles, save where the context requires otherwise:

2.1. words importing the singular number shall include the plural number and vice versa;

2.2. words importing the masculine gender only shall include the feminine gender;

2.3 words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

2.4 the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

2.5 a reference to an Article shall be to an Article of these Articles;

2.6 a reference to a dollar or dollars or US$ is a reference to United States dollars, the lawful currency of the United States of America; and

2.7 a reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3. Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

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PRELIMINARY

4. The business of the Company may be commenced as soon after incorporation as the Directors see fit.

5. The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARE CAPITAL

7. Subject to any applicable provisions in the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 37 of the Companies Act, any share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

8. Subject as otherwise provided in these Articles, all shares for the time being and from time to time unissued shall be under the control of the Directors, and may be redesignated, allotted, issued or otherwise disposed of in such manner, to such persons and on such terms as the Directors, in their absolute discretion, may think fit. The Directors may issue shares in separate classes and may issue shares of any class in different series.

9. The Company shall not issue shares to bearer.

10. The Company may, in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

Assistant Registrar

11. The Directors shall keep or cause to be kept a Register of Members as required by Section 40 of the Companies Act at such place or places as the Directors may from time to time determine, and in the absence of any such determination, the Register of Members shall be kept at the registered office of the Company. The Company shall not be bound to register more than four persons as the joint holders of any share or shares.

FRACTIONAL SHARES

12. The Directors may issue fractions of a share up to such number of decimal places as they shall determine of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares.

REPURCHASE OF SHARES

13. Subject to the provisions of the Companies Act and without prejudice to these Articles, the Company may purchase its own shares provided that the Shareholders shall have approved the manner of purchase by Ordinary Resolution. The Company may make a payment in respect of the purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS ATTACHING TO SHARES

14. The rights attaching to any class or series of share (unless otherwise provided by these Articles or the terms of issue of the shares of that class or series) may be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or series, or with the sanction of a resolution passed by at least a three-fourths majority of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall, unless otherwise provided by these Articles, be at least two persons holding or representing by proxy at least one-third of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

Assistant Registrar

CERTIFICATES FOR SHARES

15. A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or another person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.

16. The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

17. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

18. The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Shareholder (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all distributions payable thereon.

19. The Company may sell, in such manner as the Directors in their sole and absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

20. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

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EXEMPTED *Company Registered and filed as No. 415761 On 12-Nov-2024*

Assistant Registrar

21. The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

22. The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their partly paid shares, and each Shareholder shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

23. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

24. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at such rate per annum as the Directors shall determine from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

25. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

26. The Directors may make arrangements on the issue of partly paid shares for a difference between the Shareholders, or the particular shares, in the amount of calls to be paid and in the times of payment.

27. The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

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GENERAL REGISTRY CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
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FORFEITURE OF SHARES

28. If a Shareholder fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

29. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

30. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

31. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

32. A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full the amount unpaid on the shares forfeited.

33. A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the notice as against all persons claiming to be entitled to the share.

34. The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

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35. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

36. The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

37. The Directors may, in their absolute discretion, decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall, within six weeks after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

38. The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

39. All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

40. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivor or survivors of the deceased, or the legal personal representatives of the deceased, shall be the only person or persons recognised by the Company as having any title to the share.

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

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41. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

42. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled, in respect of it, to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

43. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes or series and amount, as the resolution shall prescribe.

44. The Company may by Ordinary Resolution:

44.1. consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

44.2. convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

44.3. subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

44.4. cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

45. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

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CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

46. For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholders for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 45 days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register of Members shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

47. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

48. If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

49. The Directors may, whenever they think fit, convene a general meeting of the Company.

50. General meetings shall also be convened on the written requisition of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up voting share capital of the Company deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

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51. If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

52. At least seven days notice of a general meeting excluding the day service is deemed to take place as provided in these Articles but including the day of the meeting specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

53. All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the Directors or of the Auditors and the fixing of the remuneration of the Auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

54. No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least 50 per cent of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.

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55. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall be a quorum.

56. If the Directors wish to make this facility available to Shareholders for a specific or all general meetings of the Company, a Shareholder who is entitled to participate in any specific or general meeting of the Company, may participate by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

57. The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

58. If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Shareholders present shall choose one of their number to be chairman of that meeting.

59. The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

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61. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

62. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall have a second or casting vote.

63. A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

64. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

65. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may vote by proxy.

66. Shareholders who are entitled to vote at a general meeting shall not be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid.

67. On a poll votes may be given either personally or by proxy. Every Shareholder who is entitled to vote at a general meeting and every person representing such a Shareholder as proxy shall have one vote for each share of which such Shareholder or the Shareholder represented by the proxy is the holder.

68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

69. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

70. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

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GENERAL REGISTRY CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

71. A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in the like form signed by one or more of the Shareholders.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

72. Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholders or Director.

DIRECTORS

73. The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

74. The Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director or persons as additional Directors.

75. The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the number of Directors shall be unlimited and there shall be no minimum number of Directors. The Company may by Ordinary Resolution remove a Director at any time and may by Ordinary Resolution appoint another person in his stead. The Company may by Ordinary Resolution appoint additional Directors from time to time.

76. The remuneration of the Directors and any officers of the Company shall from time to time be determined by the Company by Ordinary Resolution.

77. There shall be no shareholding qualification for Directors unless determined otherwise by the Company by Ordinary Resolution.

78. Any casual vacancy occurring in the Board of Directors may be filled by the Directors.

79. The Directors shall not be required to retire by rotation.

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ALTERNATE DIRECTOR AND PROXY

80. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing, in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

81. Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

82. Subject to the provisions of the Companies Act, these Articles, and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

83. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

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GENERAL REGISTRY CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

84. The Directors may from time to time appoint any person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Manager or Controller, and for such term, and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

85. The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

86. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

87. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

88. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

89. The Directors from time to time and at any time may establish any committees or local boards for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

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90. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such committee or local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

91. Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

DISQUALIFICATION OF DIRECTORS

92. The office of Director shall be vacated, if the Director:

92.1. becomes bankrupt or makes any arrangement or composition with his creditors;

92.2. is found to be or becomes of unsound mind;

92.3. resigns his office by notice in writing to the Company; or

92.4. is removed from office by Ordinary Resolution.

PROCEEDINGS OF DIRECTORS

93. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

94. A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting. Every Director may be reimbursed for travel, hotel and other expenses incurred by him in attending meetings of the Directors, any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

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95. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors shall be two, and if there be one Director the quorum shall be one. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

96. A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

97. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

98. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

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99. Any Director may act by himself or his firm in a professional capacity for the Company, but he or his firm shall not be entitled to any remuneration for such professional services unless approved by the Company by Ordinary Resolution; provided that nothing herein contained shall authorise a Director or his firm to act as auditors to the Company.

100. The Directors shall cause minutes to be made in books provided for the purpose of recording:

100.1 all appointments of officers made by the Directors;

100.2 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

100.3 all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

101. When the chairman of a meeting of the Directors signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

102. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in the like form signed by one or more of the Directors.

103. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

104. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

105. A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

106. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

107. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

THE SEAL AND DEEDS

108. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

109. The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

110. Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

111. The Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director, the Secretary (or an Assistant Secretary) or any one or more persons as the Directors may appoint for the purpose.

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GENERAL REGISTRY CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

DIVIDENDS

112. Subject to any rights and restrictions for the time being attached to any class or series of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

113. Subject to any rights and restrictions for the time being attached to any class or series of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

114. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than shares) as the Directors may from time to time think fit.

115. Any dividend may be paid by cheque sent through the post to the registered address of the Shareholder or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Shareholder or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Shareholder or person entitled, or such joint holders as the case may be, may direct.

116. The Directors when paying dividends to the Shareholders in accordance with the provisions of these Articles may make such payment either in cash or in specie.

117. Subject to any rights and restrictions for the time being attached to any class or classes of shares, all dividends shall be declared and paid according to the amount paid on the shares, but if and so long as nothing is paid up on any of the shares dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

118. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

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119. No dividend shall bear interest against the Company.

120. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be automatically forfeited and shall revert to the Company and shall be applied to the class or series of shares in relation to which the dividend relates.

ACCOUNTS AND AUDIT

121. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

122. The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

123. The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

124. The Company may appoint Auditors but shall not be required to do so and if the Company appoints Auditors the Company's accounts shall be audited in such manner as may be determined from time to time by the Company by Special Resolution or failing such determination by the Directors. The Auditors shall be appointed in general meeting or failing which by the Directors.

SHARE PREMIUM ACCOUNT

125. The Directors shall in accordance with Section 34 of the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

126. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Act, out of capital.

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Assistant Registrar

CAPITALISATION OF PROFITS

127. Subject to any necessary sanction or authority being obtained the Company in general meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of a fixed dividend with or without further participation in profits and (a) for the time being standing to the credit of any reserve fund of the Company including without limitation the share premium account or (b) being undivided profits in the hands of the Company be capitalised and that such sum be appropriated as capital to and amongst the members in the shares and proportions in which they would have been entitled thereto if the same had been distributed by way of dividend and in such manner as the resolution may direct and the Directors shall in accordance with such resolution apply such sum in paying up in full or in part any unissued shares or debentures of the Company on behalf of such members and appropriate such shares or debentures to and distribute the same credited as fully paid up or partly paid up amongst them in the proportions aforesaid in satisfaction of their shares and interests in the said capitalised sum or shall apply such sum or any part thereof on behalf of such members in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares or debentures held by them. Where any difficulty arises in respect of any such distribution the Directors may settle the same as they think expedient and in particular they may fix the value for distribution of any fully paid up shares or debentures make cash payments to any members on the footing of the value so fixed in order to adjust rights and vest any such shares or debentures in trustees upon such trusts for or for the benefit of the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors.

NOTICES

128. Any notice or document may be served by the Company or by the person entitled to give notice to any Shareholder either personally, by facsimile, by email or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Shareholder at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

129. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

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Auth Code: F92750211134
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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

Assistant Registrar

130. Any notice or other document, if served by (a) post, shall be deemed to have been served ten days after the time when the letter containing the same is posted or, (b) facsimile or email, shall be deemed to have been served upon transmission to the correct facsimile number or email address, or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

131. Any notice or document delivered or sent by post, left at the registered address of any Shareholder or sent by facsimile transmission or email in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

132. Notice of every general meeting of the Company shall be given to:

133.1. all Shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

133.2. every person entitled to a share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

INDEMNITY

133. Every Director, Secretary (including an Assistant Secretary), officer (other than the Auditors) or servant for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assignees shall, in the absence of actual fraud or wilful default or as otherwise required by law, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, Secretary, officer, servant or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, Secretary, officer, servant or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority over the Shareholders and over all other claims. No such Director, Secretary, officer, servant or trustee shall be liable or answerable for the acts, receipts, neglects or

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Auth Code: F92750211134
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EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024

Assistant Registrar

defaults of any other Director, Secretary, officer, servant or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own actual fraud or wilful default or as otherwise required by law.

NON-RECOGNITION OF TRUSTS

134. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not (unless required by law) be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members.

WINDING UP

135. If the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Shareholders in specie the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different class or series of shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

136. Subject to the Companies Act and the rights attaching to any class or series of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

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GENERAL REGISTRY
CAYMAN ISLANDS
EXEMPTED Company Registered and filed as No. 415761 On 12-Nov-2024
Assistant Registrar

ORGANISATION EXPENSES

137. The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

FINANCIAL YEAR

138. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year.

REGISTRATION BY WAY OF CONTINUATION

139. The Company shall, subject to the provisions of the Companies Act and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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Auth Code: F92750211134
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EXEMPTED *Company Registered and filed as No. 415761 On 12-Nov-2024*

Assistant Registrar

Name and Address of Subscriber	**Occupation of Subscriber**
ICS Corporate Services (Cayman) Limited 3-212 Governors Square 23 Lime Tree Bay Avenue P.O. Box 30746, Seven Mile Beach Grand Cayman KY1-1203 Cayman Islands	Company

Signed by Dandan Li as an authorised
signatory for and on behalf of
ICS Corporate Services (Cayman) Limited

Witness to the above signature:

Sixin Hao

DATED the day of 12th November 2024

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Auth Code: F92750211134
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